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                                                                    Exhibit 99.2

                             JOINT FILING AGREEMENT

         The parties hereto agree that pursuant to Rule 13d-1(k) of Regulation 13D-G promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13G of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below. The parties hereto agree that, once this Schedule 13G is fully executed by all parties, Robert Signorino shall be authorized to file this
Schedule 13G on behalf of all such parties and shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13G and any amendments thereto.




Date:  September 25, 2002               Yorktown Energy Partners III, L.P.
                                        By its General Partner,
                                        Yorktown III Company LLC

                                        By:  /s/ Peter A. Leidel
                                        Name:  Peter A. Leidel
                                        Title:  Member



Date:  September 25, 2002               Yorktown Energy Partners IV, L.P.
                                        By its General Partner
                                        Yorktown IV Company LLC

                                        By:  /s/ Peter A. Leidel
                                        Name:  Peter A. Leidel
                                        Title:  Member


Date:  September 25, 2002               Yorktown Partners LLC

                                        By:  /s/ Peter A. Leidel
                                        Name:  Peter A. Leidel
                                        Title:  Member